Exhibit 99.1

[LOGO OF ANWORTH MORTGAGE]

NEWS RELEASE

For release April 10, 2003

Contact: John T. Hillman @ 310/255-4438 or 310/255-4493

ANWORTH MORTGAGE ANNOUNCES LISTING ON NEW YORK STOCK

EXCHANGE AND SCHEDULES CONFERENCE CALL TO ANNOUNCE

QUARTERLY EARNINGS

SANTA MONICA, CA—Anworth Mortgage Asset Corporation (AMEX: ANH) announced today that it plans to transfer the listing of its common stock to the New York Stock Exchange (NYSE). Anworth anticipates that its shares will begin trading on the NYSE on May 9, 2003. Until that time, Anworth’s shares will continue to trade on the American Stock Exchange under the symbol “ANH”.

Anworth also announced it will release results for the first quarter of 2003 on Thursday, April 17, 2003.

Lloyd McAdams, Chairman and CEO of Anworth, will host a conference call on Thursday, April 17, at 5:00 PM Eastern Daylight Time, 2:00 PM Pacific Daylight Time, to discuss first quarter 2003 results.

The dial-in number for the conference call is 800-556-3831 and the pass code is 00679. Replays of the call will be available for a 48 hour period commencing at 6:00 PM Pacific Standard Time. The dial-in number for the replay is 888-641-9002.

Anworth is a mortgage real estate investment trust (REIT) which invests in mortgage assets, including mortgage pass-through certificates, collateralized mortgage obligations, mortgage loans and other real estate securities. Anworth generates income for distribution to shareholders based on the difference between the yield on its mortgage assets and the cost of its borrowings.

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof.

Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including increases in the prepayment rates on the mortgage loans securing our mortgage-backed securities, our ability to use borrowings to finance our assets, risks associated with investing in mortgage-related assets, including changes in business conditions and the general economy, our ability to maintain our qualification as a real estate investment trust for federal income tax purposes, and management’s ability to manage our growth. Our Annual Report on Form 10-K, recent and forthcoming Quarterly Reports on Form 10-Q, recent Current Reports on Forms 8-K, and other SEC filings discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.